Exhibit 10.2
CA, Inc. Change in Control Severance Policy
(Amended and Restated Effective September 10, 2008)
(Schedules as of June 14, 2011)
Schedule A
(2.99 Multiple)
Chief Executive Officer (William E. McCracken)
Executive Vice President and Chief Financial Officer (Richard J. Beckert)
Executive Vice President and Group Executive, Customer Solutions Group (David C. Dobson)
Executive Vice President and Group Executive, Worldwide Sales and Operations (George J. Fischer)
Executive Vice President, Technology and Development (Peter J. Griffiths)
[Employees may be added or eliminated from time to time]
Schedule B
(2.00 Multiple)
Executive Vice President, Risk, and Chief Administrative Officer (Phillip J. Harrington)
Executive Vice President and General Counsel (Amy Fliegelman Olli)
[Employees may be added or eliminated from time to time]
Schedule C
(1.00 Multiple)
Executive Vice President, Corporate Strategy (Jacob Lamm)
[Employees may be added or eliminated from time to time]